AMENDED AND RESTATED

BYLAWS

OF

APEX CAPITAL GROUP, INC.

ARTICLE I

IDENTIFICATION

Section 1.01. Name.  The name of the corporation is Apex Capital Group, Inc.

Section 1.02. Registered Office and Resident Agent. The address of the registered office of the corporation is 1000 East William Street, Suite 204, Carson City, Nevada 89701; and the name of the resident agent at this address is GKL Resident Agents/Filings, Inc.

Section 1.03. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.

ARTICLE II

STOCK

Section 2.01. Issuance of Shares. Shares of stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

Section 2.02. Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

Section 2.03. Certificates Representing Shares.

(a) The shares of the corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the corporation for such purposes, and shall certify the number of shares owned by him in the corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

(c) If the corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2.04. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser,

(b) files with the corporation a sufficient indemnity bond; and

(c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the corporation.

Section 2.05. Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if:

(a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

(b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

(c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

(d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

Section 2.06. Record Date.

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE III

THE SHAREHOLDERS

Section 3.01. Place of Meetings. Meetings of the Shareholders of the corporation shall be held at any place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.02. Annual Meetings. Unless the Shareholders have executed and delivered a written consent for such purpose, the Shareholders shall elect the directors at the annual meeting of the Shareholders, which shall be held each year at the principal office of the corporation at the hour of 10:00 o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the President, the Board of Directors or by such person or persons authorized by the Board of Directors.

Section 3.04. Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.05. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law.

Section 3.06. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

Section 3.07. Action Without A Meeting. Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the Shareholders holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01. Number and Qualifications. The business and affairs of the corporation shall be managed by a Board initially consisting of between one (1) and five (5) Directors. The number of Directors may be increased or decreased at any time by a resolution of the Board of Directors.

Section 4.02. Election. Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors through less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.04. Place of Meeting. The Board of Directors, annual, regular or special, may be held either within or without the State of Nevada. Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 4.05. Annual Meetings. Immediately after the annual meeting of the Shareholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06. Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, facsimile, cable, or electronic mail, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.07. Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.08. Action Without A Meeting. Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.

Section 4.09. Compensation. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

ARTICLE V

THE OFFICERS

Section 5.01. Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors. Any Officer may resign at any time upon written notice to the Secretary of the corporation.

Section 5.02. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.03. The Chairman of the Board of Directors (the "Chairman"). If the Board of Directors elects a Chairman, the Chairman shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

Section 5.04. The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as these Bylaws provide or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

Section 5.05. The Vice President. If the Board of Directors elects a Vice President, the Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

Section 5.06. The Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

Section 5.07. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.08. Compensation. The compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors.

Section 5.09. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Secretary or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS; INSURANCE

Section 7.01. Indemnity for Claims Not in Name of Corporation. The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding:

(a) Unless it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to Section 78.138 of the Nevada Revised Statutes; or

(b) If he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 7.02. Indemnity for Claims in Name of Corporation. The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit:

(a) Unless it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to Section 78.138 of the Nevada Revised Statutes; or

(b) If he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7.03. Success on Merits. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.01 and 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Section 7.04. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

Section 7.05. Other Sources of Indemnity. The indemnification provided by this section:

(a) Does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.06. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VIII

AMENDMENTS

The power to alter, amend, or repeal these Bylaws, or adopt an amendment to these Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

I hereby certify that the foregoing Amended and Restated Bylaws are a true and correct copy of the Bylaws of Apex Capital Group, Inc. as adopted on the 23rd day of October, 2006.

/s/ Dempsey K. Mork
Dempsey K. Mork, Secretary